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                                                                  EXHIBIT 3.1.1

                             CERTIFICATE OF MERGER
                                       OF
                          RBF CLIFFS ACQUISITION CORP.
                                      INTO
                            CLIFFS DRILLING COMPANY

         Cliffs Drilling Company, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations is as follows:

         Corporation                                State of Incorporation
         -----------                                ----------------------
 RBF Cliffs Acquisition Corp.                             Delaware
   Cliffs Drilling Company                                Delaware

         SECOND: That an agreement and plan of merger has been approved, adopted, certified and executed and acknowledged by RBF Cliffs Acquisition Corp. and Cliffs Drilling Company in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation of the merger is Cliffs Drilling Company.

         FOURTH: That the certificate of incorporation of Cliffs Drilling Company shall be the certificate of incorporation of the surviving corporation.

         FIFTH: That the executed agreement and plan of merger is on file at the principal place of business of Cliffs Drilling Company at 1200 Smith Street, Suite 300, Houston, Texas 77002.

         SIXTH: A copy of the agreement and plan of merger will be furnished by Cliffs Drilling Company, on request and without cost, to any stockholder of Cliffs Drilling Company or RBF Cliffs Acquisition Corp.

         SEVENTH: That this Certificate of Merger shall not become effective upon filing but shall become effective immediately at 12:01 a.m. on December 1, 1998.

         IN WITNESS WHEREOF, the undersigned corporation has caused this instrument to be executed by and on its behalf and in its corporate name.

                            CLIFFS DRILLING COMPANY



                            By: /s/ DOUGLAS E. SWANSON
                                ----------------------------------------------
                                   Douglas E. Swanson, President and Chief
                                   Executive Officer